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                    [Gibson, Dunn & Crutcher LLP letterhead]

                            [                , 1998]





(212) 351-4000                                                      18591-00011

CSK Auto Corporation
645 E. Missouri Avenue
Phoenix, Arizona 85012

         Re: CSK Auto Corporation Registration Statement on Form S-1 (File No. 333-43211)

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1, File No. 333-43211 (the "Registration Statement"), of CSK Auto Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the Company of up to 8,625,000 newly issued shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company.

         For the purpose of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the sale of the Shares, including, among other things, such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have
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CSK Auto Corporation
[            , 1998]
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examined and subject to the completion of the proceedings to be taken by the
Company prior to the sale of the Shares, it is our opinion that, when the Registration Statement has become effective under the Securities Act and the Shares have been issued and sold as contemplated in the Registration Statement and duly delivered, the Shares will be validly issued, fully paid and non-assessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.



                               Very truly yours,

                               /s/ Gibson, Dunn & Crutcher LLP